Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACTS:
Moosa E. Moosa
Executive Vice President/
Chief Financial Officer
(603) 595-7000
Email: investorrelations@presstek.com

PRESSTEK TO DISCONTINUE ANALOG NEWSPAPER PLATE BUSINESS
- Sharpens focus on core digital technology -

Hudson, NH - January 2, 2006 - Presstek, Inc. (Nasdaq:PRST), a leading manufacturer and marketer of high tech digital imaging solutions for the graphic arts and laser imaging markets, today reported that, effective December 29, 2006, it discontinued operations of its Precision Analog plate business which serviced the newspaper industry.

Presstek’s President and Chief Executive Officer Edward J. Marino said, “Following the recent chemical incident at our South Hadley facility, production of Precision-branded analog plates was interrupted. Considering the significant interruption in this line of business we had to seriously consider the implications of restarting or discontinuing the operations. As a company we need to focus on advanced business solutions using our digital technology for high quality Commercial Color Print applications. The Precision analog newspaper products and market are not consistent with that strategy and not a meaningful contributor to earnings. As a result we have made the decision to discontinue operations of our Precision Analog plate line and have notified customers that we will help them transition to other vendors. This decision will not affect the production of our digital plate products that are manufactured in a separate but adjacent facility at the South Hadley complex.”

Financial Impact
Presstek’s Executive Vice President and Chief Financial Officer, Moosa E. Moosa said, “The company expects to record one-time charges of approximately $7.14 million related to the discontinued operation in the fourth quarter of 2006. The Precision Analog operation reported revenue of $3.3 million in the quarter-ended September 30, 2006, and $9.9 million in the nine months ended September 30, 2006. Additionally, due to the production interruption, the company expects Precision Analog revenue in Q4 to be below $1 million. In 2007, the company expects a negligible negative impact on earnings as a result of discontinuing these operations due to the small size of the Precision Analog operations and relatively low gross margins and operating income associated with its products.”

“This was a difficult decision that leads to the unfortunate loss of jobs at the South Hadley facility, Marino added. “We thank our employees and customers for their support.”

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek’s Precision Lithograining Corporation is a manufacturer of high quality digital and conventional printing plate products, including Presstek’s award-winning, chemistry-free Anthem plate. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications.

For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations regarding future revenue growth and profitability; expectations regarding the sale of products in general; expectations regarding customer commitments and their ability to close transactions; expected results of product quality improvement efforts; expected expansion of served markets; expected benefits and market acceptance of new product introductions; and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company’s products and resulting revenue; the ability of the company to meet its stated financial and operational objectives, the company’s dependency on its strategic partners (both on manufacturing and distribution), and other risks detailed in the company’s Annual Report on Form 10-K and the company’s other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," “project(s),” "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

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